a

Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:

GREGORY K. CLEVELAND

TELEPHONE: (602) 852-3526

TRACY SCOTT

TELEPHONE: (701) 250-3040

WEBSITE: www.bnccorp.com

BNCCORP REPORTS RECORD FINANCIAL RESULTS FOR 2005

Highlights

• 17.5% increase in diluted earnings per share in 2005
• Loans increased 16.3% to $412.0 million from December 31, 2004
• Deposits increased 20.5% to $548.8 million from December 31, 2004
• Trust assets under administration increased 223.7% to $240.5 million from December 31, 2004

BISMARCK, ND, February 1, 2006 – BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking, insurance and wealth management services businesses in Arizona, Minnesota, North Dakota, Utah and Colorado, today reported net income of $653,000, or $0.19 per share on a diluted basis, for the fourth quarter ended December 31, 2005. For the same quarter of 2004, the Company reported net income of $762,000, or $0.25 per diluted share.

For the twelve months ended December 31, 2005, the Company reported net income of $4.1 million, or $1.34 per diluted share, compared with net income of $3.4 million, or $1.14 per diluted share for the same period of 2004. This represents an increase in net income of 20.5% and increase on diluted earnings per share of 17.5%.

“Our results for 2005 show continued growth and demonstrate the value of our strategic focus on surrounding our customers with quality and innovative banking, insurance and wealth management offerings,” said Gregory K. Cleveland, BNCCORP President and Chief Executive Officer. “The results also show the ability of our people to successfully execute our strategies.” Mr. Cleveland also pointed to the successful offering of 575,000 shares of common stock that raised $6.6 million of new capital as a key achievement of the past year.

“We are particularly pleased that total deposits increased by $93.4 million, or 20.5% during the year and that our Arizona, Minnesota and North Dakota banking markets each contributed to this increase. Further, we increased loans held for sale by $41.4 million or 68.8% and loans held for investment by $16.6 million or 5.6% during the year while maintaining our credit quality. We also added $166.2 million of assets under administration from the expansion of our wealth management business and increased our insurance income, again demonstrating the value of our investments in these businesses.”

Fourth Quarter Review

Net interest income for the fourth quarter of 2005 was $4.6 million, up 8.2% from $4.2 million for the same period of 2004. Most of this increase was attributable to the increase in loans held for sale. Net interest margin decreased to 2.78% for the quarter ended December 31, 2005, from 2.90% for the same period in 2004.

Noninterest income was $5.5 million for the 2005 fourth quarter, down from $5.8 million for the year-ago period. Decreases in loan fees of $163,000 or 20.2% and insurance income of $142,000 or 3.4% compared to the year-ago quarter were the major factors. Insurance income of $4.1 million again represented the largest component of noninterest income at 74.2% for the 2005 fourth quarter, compared to 72.4% for the fourth quarter of 2004. Wealth management income increased 69.4% over the prior year’s quarter due to increased assets under administration and ESOP transaction fee income. Noninterest income represented 54.4% of gross revenues for the recent quarter, versus 57.7% a year ago.

Noninterest expense for the fourth quarter of 2005 was $9.3 million, a 4.7% increase over the

$8.9 million in the same quarter of 2004. This increase was attributable to executive incentive and increased legal expenses.

Twelve Months Review

Net interest income was $17.5 million for the twelve-month period ended December 31, 2005, rising 9.4% from $16.0 million in the year-ago period, despite a decrease in the net interest margin to 2.79% for 2005 from 2.86% for 2004. The $58.0 million increase in loans as well as the $93.4 million or 20.5% increase in total deposits between December 31, 2004 and December 31, 2005 favorably impacted net interest income. Net interest income and margin for the twelve-month period ended December 31, 2004 were favorably impacted by the recovery of cash basis interest income of approximately $408,000 on a $4.5 million loan that had been classified as nonaccrual at December 31, 2003 and was paid in full during the first quarter of 2004. Without this interest income variance, the net interest margin for the 2004 twelve-month period would have been 2.80%.

Noninterest income rose to $24.9 million for the twelve-month period ended December 31, 2005, an increase of $1.4 million over the same period of 2004. The increase reflected increased insurance income from a full year of contribution from the books of business acquired in 2004, fees on loans, and wealth management income. A nonrecurring gain of $527,000 from the final resolution of a reinsurance program previously associated with BNC Insurance Services, Inc. was reflected in other income during the twelve-month period ended December 31, 2004. Noninterest income represented 58.6% of gross revenues for the recent period, compared with 59.4% for the same 2004 period.

Noninterest expense for the twelve-month period ended December 31, 2005 was $36.7 million, compared with $34.8 million in the year-ago period. Results for the 2004 period included a salary and benefits expense of $688,000 related to the termination of the employment of a former officer of the Company’s insurance subsidiary. Excluding this, the noninterest expense for 2004 would have been $34.1 million. The increases in salary, employee benefits and occupancy expenses were mainly attributable to the expansion of the wealth management business unit and having twelve months of operations for the Golden Valley branch and insurance offices that were opened or acquired in 2004. The increase in professional services primarily related to the legal expenses in litigation matters that were successfully resolved in 2005.

Loan and Deposit Balances

Total assets were $740.0 million at December 31, 2005, rising from $673.7 million at December 31, 2004, and $621.5 million at December 31, 2003. Loans held for sale increased 68.8% to $101.6 million at December 31, 2005 from $60.2 million at December 31, 2004. This increase was due to higher loan volume generated by the mortgage banking firm participating in our residential mortgage financing program.

Total loans held for investment at December 31, 2005, were $310.4 million, compared with $293.8 million at December 31, 2004, and $283.6 million at December 31, 2003. Investment securities available for sale were $227.2 million at December 31, 2005, compared with $235.9 million at December 31, 2004, and $262.6 million at December 31, 2003.

Total deposits at December 31, 2005, were $548.8 million, up from $455.3 million at December 31, 2004, and $395.9 million at December 31, 2003. The source of the $93.5 million of deposit growth included active marketing efforts at all locations to attract new customers.

Equity and Debt

Total common stockholders’ equity for BNCCORP was $51.6 million at December 31, 2005, equivalent to book value per common share of $14.97 (tangible book value per common share of $6.63). This was a 21.2% increase from the December 31, 2004 balance of $42.6 million, equivalent to book value per common share of $14.77 (tangible book value of $4.42). A significant portion of this increase resulted from the issuance of 575,000 shares of common stock through a private placement offering completed on September 21, 2005.

At December 31, 2005, the Company’s tier 1 leverage ratio was 5.90% compared with 4.51% at December 31, 2004. The tier 1 risk-based capital ratio was 8.48% at December 31, 2005 versus 6.35% at December 31, 2004. The total risk-based capital ratio was 10.12% at December 31, 2005 versus 8.85% at December 31, 2004. The changes reflect the proceeds from the above mentioned capital offering and 2005 net income partially offset by an increase in total risk-weighted assets from $449.2 million at December 31, 2004 to $495.9 million at December 31,

2005.

A principal payment of $5.5 million on a note outstanding with the Bank of North Dakota was made on October 11, 2005 from the net proceeds of the stock offering. This reduced the balance of the note to $3.9 million from $9.4 million.

Asset Quality

A $250,000 provision for credit losses was required for the twelve months ended December 31, 2005, versus provisions of $175,000 and $1,475,000 for the twelve-months ended December 31, 2004 and 2003, respectively. The ratio of total nonperforming assets to total assets improved to 0.02% at December 31, 2005, compared with 0.08% at December 31, 2004 and 1.28% at December 31, 2003. The ratio of allowance for credit losses to total nonperforming loans was 2,229% at December 31, 2005, strengthening from 607% at December 31, 2004 and 60% at December 31, 2003. The allowance for credit losses as a percentage of loans held for investment was 1.03% at December 31, 2005, compared with 1.14% at December 31, 2004, and 1.68% at December 31, 2003. Loans held for sale are not included in this calculation as they are recorded at their fair market value.

Outlook

Mr. Cleveland noted, “As we enter a new year, the past year’s results give us confidence that our expanded base of banking, insurance and wealth management offices; an even sharper focus on our strategic plan; and on certain key market niches will result in continued growth. Specifically, we see potential for solid growth in loans, core deposits and non-interest income. We believe 2006 will bolster our initiatives to increase shareholder value and to make our community banking, insurance and wealth management services even stronger contributors to BNCCORP’s success.”

BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing a broad range of financial products and superior customer service to businesses and consumers in its local communities. The Company operates 27 locations in Arizona, Minnesota, North Dakota, Utah and Colorado through its subsidiary, BNC National Bank and its subsidiaries BNC Insurance Services, Inc. and BNC Asset Management, Inc., as

well as the bank’s trust and financial services division which provide a wide array of insurance and wealth management services. The Company offers a variety of traditional and nontraditional financial products and services in order to meet the financial needs of its current customer base, establish new relationships in the markets it serves and expand its business opportunities.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.

(Financial tables attached)

# # #

BNCCORP, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS
	For the Quarter Ended December 31,		For the Twelve Months Ended December 31,
(In thousands, except per share data)	2005	2004	2005	2004
SELECTED INCOME STATEMENT DATA	(unaudited)
Interest income	$ 10,195	$ 7,952	$ 37,264	$ 30,141
Interest expense	5,609	3,714	19,716	14,100
Net interest income	4,586	4,238	17,548	16,041
Provision for credit losses	--	175	250	175
Noninterest income	5,463	5,790	24,883	23,450
Noninterest expense	9,263	8,851	36,702	34,768
Income before income taxes	786	1,002	5,479	4,548
Income tax provision	133	240	1,376	1,144
Net income	$ 653	$ 762	$ 4,103	$ 3,404
Dividends on preferred stock	--	$ (28)	$ (29)	$ (93)
Net income available to common stockholders	$ 653	$ 734	$ 4,074	$ 3,311

EARNINGS PER SHARE DATA

Basic earnings per common share	$ 0.19	$ 0.26	$ 1.36	$ 1.18

Diluted earnings per common share	$ 0.19	$ 0.25	$ 1.34	$ 1.14

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	As of
(In thousands, except share, per share and full time equivalent data)	December 31, 2005	December 31, 2004	December 31, 2003
	(unaudited)
SELECTED BALANCE SHEET DATA
Total assets	$ 740,016	$ 673,710	$ 621,477
Investment securities available for sale	227,185	235,916	262,568
Loans held for sale	101,602	60,197	--
Total loans held for investment	310,368	293,814	283,555
Allowance for credit losses	(3,188)	(3,335)	(4,763)
Goodwill	21,839	21,779	15,089
Other intangible assets, net	6,900	8,075	8,373
Total deposits	548,791	455,343	395,942
Long term borrowings	3,850	10,079	8,640

Notation:
Unrealized gains (losses) in investment portfolio, pretax	$ (2,381)	$ 106	$ 1,625
Trust assets under administration	240,547	74,300	66,221

Total common stockholders’ equity	$ 51,612	$ 42,596	$ 38,686
Book value per common share	$ 14.97	$ 14.77	$ 14.07
Tangible book value per common share	$ 6.63	$ 4.42	$ 5.54
Effect of net unrealized gains on securities available for sale, net of tax, on book value per common share	$ (0.43)	$ 0.02	$ 0.37
Full time equivalent employees	303	323	284
Common shares outstanding	3,447,945	2,884,876	2,749,196

CAPITAL RATIOS
Tier 1 leverage	5.90%	4.51%	4.90%
Tier 1 risk-based capital	8.48%	6.35%	7.14%
Total risk-based capital	10.12%	8.85%	10.63%

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	For the Quarter Ended December 31,		For the Twelve Months Ended December 31,
(In thousands)	2005	2004	2005	2004
	(unaudited)	(unaudited)
AVERAGE BALANCES
Total assets	$ 741,308	$ 661,555	$ 713,882	$ 636,139
Loans held for sale	98,773	40,945	83,566	15,818
Loans held for investment	315,455	295,373	305,073	276,652
Earning assets	654,038	580,768	629,897	560,601
Deposits	553,544	442,667	504,608	412,643
Common stockholders’ equity	51,024	42,682	46,116	41,329

KEY RATIOS
Return on average common stockholders’ equity	5.08%	6.84%	8.84%	8.01%

Return on average assets	0.35%	0.46%	0.57%	0.54%

Net interest margin	2.78%	2.90%	2.79%	2.86%

Efficiency ratio	92.18%	88.26%	86.50%	88.04%

Noninterest income as a percent of gross revenues	54.36%	57.74%	58.64%	59.38%

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

		As of
		December 31,	December 31,	December 31,
(In thousands)		2005	2004	2003

ASSET QUALITY
Loans 90 days or more delinquent and still accruing interest		$ --	$ 25	$ 38
Nonaccrual loans		143	524	7,913
Total nonperforming loans		143	549	7,951
Total nonperforming assets		$ 143	$ 549	$ 7,951
Allowance for credit losses		$ 3,188	$ 3,335	$ 4,763
Ratio of total nonperforming loans to loans held for investment		0.05%	0.19%	2.80%
Ratio of total nonperforming assets to total assets		0.02%	0.08%	1.28%
Ratio of allowance for credit losses to loans held for investment		1.03%	1.14%	1.68%
Ratio of allowance for credit losses to total nonperforming loans		2,229%	607%	60%

	For the Quarter Ended December 31,		For the Twelve Months Ended December 31,
	2005	2004	2005	2004
Changes in Allowance for Credit Losses:	(unaudited)	(unaudited)
Balance, beginning of period	$ 3,212	$ 3,424	$ 3,335	$ 4,763
Provision charged to operations expense	--	175	250	175
Loans charged off	(34)	(287)	(589)	(1,883)
Loan recoveries	10	23	192	280
Balance, end of period	$ 3,188	$ 3,335	$ 3,188	$ 3,335

Ratio of net charge-offs to average loans held for investment	(0.01)%	(0.09)%	(0.13)%	(0.58)%
Ratio of net charge-offs to average loans held for investment, annualized	(0.03)%	(0.36)%	(0.13)%	(0.58)%

BNCCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

	For the Quarter Ended December 31,		For the Twelve Months Ended December 31,
(In thousands, except share data)	2005	2004	2005	2004

ANALYSIS OF NONINTEREST INCOME	(unaudited)	(unaudited)
Insurance commissions	$ 4,052	$ 4,194	$ 18,751	$ 17,490
Fees on loans	642	805	3,171	2,175
Trust and financial services	183	108	638	486
Service charges	182	192	789	827
Net gain (loss) on sales of securities	--	102	(67)	269
Brokerage income	93	90	379	538
Rental income	4	23	21	109
Other	307	276	1,201	1,556
Total noninterest income	$ 5,463	$ 5,790	$ 24,883	$ 23,450

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$ 5,781	$ 5,468	$ 22,445	$ 21,662
Occupancy	710	727	2,944	2,700
Professional services	586	320	2,195	1,471
Depreciation and amortization	399	414	1,592	1,640
Office supplies, telephone and postage	384	362	1,446	1,414
Marketing and promotion	245	315	970	1,098
Amortization of intangible assets	240	328	1,175	1,274
FDIC and other assessments	59	52	226	205
Other	859	865	3,709	3,304
Total noninterest expense	$ 9,263	$ 8,851	$ 36,702	$ 34,768

WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	3,425,480	2,863,065	2,988,440	2,813,531
Incremental shares from assumed conversion of options and contingent shares	52,828	58,729	59,699	82,710
Adjusted weighted average shares (b)	3,478,308	2,921,794	3,048,139	2,896,241
(a)	Denominator for Basic Earnings Per Common Share

(b) Denominator for Diluted Earnings Per Common Share